INVESTMENT BANKING AGREEMENT


Agreement made as of November 19, 1998, by and between TRANSGLOBAL CAPITAL CORPORATION, ("TCC"), whose address is 21700
Oxnard Street, Suite 540, Woodland Hills, CA 91367 and GTC
Telecom ("Client"), whose address is 3151 Airway Ave. Suite P-3,
Costa Mesa, CA  92626.

                              WITNESSETH

     WHEREAS, Client requires expertise in the area of investment banking to support its business and growth; and

     WHEREAS, TCC has substantial contacts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 Affiliate shall mean any persons or entities holding more than a 51% interest in either party to this Agreement.

     1.2 Client shall mean the Client's contractors, contacts or associates.

     1.3 Contact Person shall refer to the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Client and TCC shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of said notice.

     1.4 Extraordinary Expenses shall mean expenses that are beyond those expenses that are usual, regular, or customary in the conduct of Client's investment banking consulting activities in fulfillment of the scope of this Agreement.

     1.5 Equity shall mean cash, securities or liquid assets, specifically excluding real property.

     1.6 Payment or Payable in Kind shall refer to distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

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2.   Contact Persons.  The Contact Person for TCC is Wendell
Baker. The Contact Person for Client is Eric Clemons.

3.   Services to be Rendered by TCC.   Services to be rendered by
TCC are as follows:

     3.1 Advice and Counsel. TCC will provide advice and counsel regarding Client's strategic business and financial plans, strategy and negotiations with potential lenders/investors, market timing advice, merger/acquisition candidates, joint venturers, corporate partners, primary or secondary market funding sources, and others involving financial and financially related transactions.

     3.2 Introduction to the Securities Brokerage Community. TCC has a close association with numerous broker/dealers and investment professionals across the country and will enable contact between Client and/or Clients to facilitate business transactions among them. TCC shall use its contacts in the brokerage community to assist Client in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. TCC understands that this is in keeping with Client's business objective to establish a nationwide network of securities dealers who have an interest in Client and/or Clients.

     3.3 Market-Timing Information. TCC will monitor and react to sensitive market information on a timely basis and provide advice, counsel and proprietary intelligence (including but not limited to, information on price, volume and the identification of market-makers, buyers and sellers) to Client in a timely fashion with respect to securities of Client or in which Client has an interest. Client understands that this information is available from other sources but acknowledges that TCC can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Client with respect to the activities of any other TCC customers or TCC customer accounts without such customer's prior consent.

     3.4 Client and/or ClientsTransaction Due Diligence. TCC will undertake due diligence on all proposed financial transactions affecting the Client, including investigation and advice on the financial, dilutive, valuation and stock price implications thereof.

     3.5 Additional Duties. Client and TCC shall mutually agree upon any additional duties, which TCC may provide for compensation paid or payable by Client under this Agreement.
Such additional agreement(s) may from time to time, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

     3.6 Best Efforts. TCC shall devote such time and best efforts as may be reasonable necessary to perform its services hereunder. TCC is not responsible for the performance of any services, which may be rendered hereunder without the Client providing the necessary information prior thereto. TCC cannot guarantee results on behalf of Client, but shall pursue all avenues available through its network of financial contacts. At such time as an interest is expressed in Client's needs, TCC shall notify Client and advise it as to the source of such interest and any terms and conditions of
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such interest.  The acceptance and consummation of any
transaction is subject to acceptance of the terms and conditions by Client. It is understood that a portion of the compensation to be paid hereunder is being paid by Client to have TCC remain available to assist it with transactions on an as needed basis.

4.   Compensation to TCC.

     4.1 Initial Fee. Client shall pay TCC an initial fee of [50,000 SHARES OF CLIENT'S RESTRICTED COMMON STOCK] for TCC's initial setup activities, which are necessary for TCC to provide the services herein. This fee shall be considered in arrears if not received by the tenth (10th) business day following execution of this Agreement. Client shall register those 50,000 shares upon demand of TCC.

     4.2 Completion of Financing Tranche. Upon receipt of the first tranche of $100,000., Client agrees to pay TCC an investment banking fee in an amount equal to 13% of the gross proceeds received plus 100,000 FIVE YEAR OPTIONS AT $.01 TO PURCHASE CLIENT'S RESTRICTED COMMON STOCK.

          4.2.1 TCC agrees not to short sell, pledge, or hypothecate in any manner any of the GTC stock it receives and TCC agrees, that in the event if it is a requirement by GTC Investment Banker in the future, to enter into a lockup
agreement to
               provide financing, TCC will lockup under the same terms that either GTC Management or The Michelson Group agrees to at TCC's choice.

              4.2.2    Additional Stock.

              4.2.2.1  If TCC funds a total of $250,000 by
                       December 31, 1998, TCC will receive an
                       option to purchase an additional 100,000 shares of stock.

              4.2.2.2  And if TCC raises an additional
                       $250,000 by January 15th (bringing total raised $500,000), TCC will receive an option to purchase an additional 100,000 shares (bringing total to 350,000 shares).

              4.2.2.3  And if TCC raises an additional
                       $500,000 by February 15th, 1999, TCC will receive an option to purchase an additional 300,000 shares, bringing total to 650,000 shares to TCC and $1,000,000 to GTC.

     4.3 Client hereby directs and authorizes such funding source(s) or underwriter(s) to pay said investment banking fee directly to, or to direct a third party escrow, if applicable, to make payment directly to TCC.

     4.4 TCC may, at its sole option, elect to receive all or a portion of said investment banking fees as payment in kind, i.e., prorata in the same form and type of securities, equity, or financing instruments issued to the funding source or underwriter by Client. In the event the exercise of this option results in additional expense over and above the expenses of the funding and/or underwriting then the additional expenses shall be borne by TCC. In addition, the exercise of this option by TCC shall not impede or otherwise have a negative effect on the funding or underwriting.

     4.5 Interest on Unpaid Investment Banking Fees. Client shall pay interest on all payments in arrears due to TCC at the rate of 10% per annum.

     4.6 Additional Fees. Client and TCC shall mutually agree upon any additional fees, which Client may, pay in the future for services rendered by TCC under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

     4.6 Optional Form of Payment. TCC may, at the time for
each payment and its' sole   option, elect to receive all or a
portion of said fees in the form of securities equity, or financing instruments issued by Client or Client's Clients to TCC on terms agreed upon by Client in writing.

     4.7 Extraordinary Expenses. Extraordinary expenses of TCC, including, but not limited to, air travel, lodging, meals, website creation, printing expenses or car rental shall be submitted to Client for approval prior to expenditure and shall be paid by Client, within ten (10) business days of receipt of TCC's request or payment.

5. Indemnification. Each party shall hold the other party harmless from and against, and shall indemnify the other party, for any liability, loss, and costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6. Client Representations. Client hereby represents, covenants and warrants to TCC as follows:

     6.1 Authorization. Client and it's signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Client shall provide TCC with a certified copy of the resolutions of Client's Board of Directors authorizing the entry into this Agreement and the payment terms included herein.

     6.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Client or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Client is a party, or violate any status or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     6.3 Validity of Information. All business plans, registration statements, contracts, agreements, plans, leases, policies and licenses submitted to TCC as part of Client's due diligence or to which Client is a party are valid and in full force and effect.

     6.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Client threatened against or involving Contract, or which questions or challenges the validity of this Agreement and its subject matter, and Client does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

     6.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, or local.

     6.6 TCC Reliance. That TCC has and will rely upon the documents, instruments and written information furnished to TCC by the Client's officers, or designated employees; and:

          6.6.1 Client Material. That all representations and statements provided about the Client are true and complete and accurate. Client agrees to indemnify, hold harmless, and defend
TCC, its officers, directors, agents and employees, at Client's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material or written information supplied to TCC; and,

          6.6.2     Client and Other Material.  That all
representations and statements provided, other than about the Client, are, to the best of its knowledge, true and complete and accurate.

     6.7  Services Not Expressed or Implied.

          6.7.1 That TCC has not agreed with Client, in this Agreement or any other agreement, verbal or written, to obtain market makers, or to become a market-maker in any specific securities that Client or Clients has an interest; and,

          6.7.2 That any payments made herein to TCC are not, and shall not be construed as, compensation to TCC for the purposes of making a market, to cover TCC's out-of-pocket expenses for making a market, or for the submission by TCC of an application to make a market in any securities; and,

          6.7.3 That no payments made herein to TCC are for the purposes of affecting the price of any security or influencing any market-making functions, including but
not limited to,
                    bid/ask quotations, initiation and
                    termination of quotations, retail
                    securities activities, or for the submission of any application to make a market.

7. Confidentiality. TCC and Client each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. TCC and Client shall each require their employees, agents, affiliates, subClients, other licensees, and others who will properly have access to the information through TCC and Client respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.


8.   Miscellaneous Provisions.

     8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of TCC and Client or by their duly authorized respective officers.

     8.2 Waiver of Compliance. Any failure of TCC, on the one hand, or Client, on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.3 Expenses; Transfer Taxes, Etc. Whether or not the transaction contemplated by this Agreement shall be consummated, TCC agrees that all fees and expenses incurred by TCC in connection with this Agreement, shall be borne by TCC and Client agrees that all fees and expenses incurred by Client in connection with this Agreement shall be borne by Client, including, without limitation as to TCC or Client, all fees of counsel and accountants.

     8.4 Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In the case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within 10 days prior to engagement herein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either party.

     8.5 Compliance with Regulatory Agencies. Each party represents to the other party that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and state securities laws.

     8.6 Notices. Any notices to be given hereunder by any part to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing on the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt, mailed notices shall be deemed communicated as of three
(3) days after mailing.

     8.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

     8.8 Delegation. Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.

     8.9 Publicity. Neither TCC nor Client shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.

     8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Client and TCC agree that if action is instituted to enforce or interpret any provision of this
Agreement then jurisdiction and venue shall be Orange County, California.

     8.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument.

     8.12 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     8.13 Entire Agreement. This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     8.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies

     8.15 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement.

     8.16 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.

     8.17 Further Assurances. Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     8.18 Right to Data After Termination. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.


     8.19 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create any commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties. Each party shall be responsible for the acts of its agent and affiliates.

9. Terms of Agreement and Termination. This Agreement shall be effective upon execution, and shall continue for one year unless terminated sooner, by either party, upon giving to the other party 30 days written notice, after which time this Agreement is terminated. TCC shall be entitled to any investment banking fees for fundings, mergers, or underwriting commitments entered into within one year after the termination of this Agreement if said funding, merger or underwriting was the result of TCC's consulting and introduction efforts prior to the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Client:  GTC TELECOM

By: /s/ Paul Sandhu

Name: Paul Sandhu

Title:   President


TCC:

TRANSGLOBAL CAPITAL CORPORATION
a California corporation


By: /s/ Wendall Baker
       Wendell Baker, Managing Director

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